

CLEARFIELD

NASDAQ:CLFD

Leader in Fiber Optic Management & Connectivity Solutions

Fiscal Q1 2016 FieldReport

January 28, 2016

Hello, this is Cheri Beranek, President and CEO of Clearfield. Welcome to our fiscal first quarter 2016 FieldReport. Before we begin, I'd like to provide some important cautions regarding forward-looking statements made during today's presentation.

Important Cautions Regarding Forward-Looking Statements

Forward-looking statements contained herein are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business.

Certain important factors could have a material impact on the Company's performance, including, without limitation the effect of the significant downturn in the U.S. economy on Clearfield's customers; the impact of the American Recovery and Reinvestment Act or any other legislation on customer demand and purchasing patterns; cyclical selling cycles; need to introduce new products and effectively compete against competitive products; the effectiveness of distributors and new selling channels; dependence on third-party manufacturers and the availability of raw materials, particularly fiber; the success of efforts to reduce expenses through manufacturing improvements and procurement; reliance on key customers; rapid changes in technology; the negative effect of product defects; the need to protect its intellectual property; the impact on its financial results or stock price of its ability to use its deferred tax assets, consisting primarily of credit carryforwards and state net operating loss carryforwards, to offset future taxable income; the valuation of its goodwill and the effect of its stock price, among other factors, on the evaluation of goodwill; and other factors set forth in Clearfield's Annual Report on Form 10-K for the year ended September 30, 2015 as well as other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update these statements to reflect actual events.

Certain important factors could have a material impact on the Company's performance, including those set forth in the slide entitled "Important Cautions Regarding Forward-Looking Statements," as well as the factors set forth in Clearfield's Annual Report on Form 10-K for the year ended September 30, 2015 and other filings with the Securities and Exchange Commission.

Welcome

CLEARFIELD
NASDAQ:CLFD



Cheri Beranek
President & CEO

Before we dive into the financial results for the fiscal first quarter of 2016, I would like to provide a brief background on Clearfield to help put our numbers and operational progress into perspective.

Who We Are

- Clearfield is a **leading provider of fiber optic management and connectivity solutions**
- Our patented technology significantly **reduces the traditional costs associated with deploying, managing and scaling** a fiber optic network
- Our products connect homes and businesses in more than **500 communities** in North America
- Headquartered in **Minneapolis**, with a manufacturing facility in Mexico and manufacturing partnerships in Finland & China



Forbes *Top Small Companies in America*

EUREKA

Certified by Telcordia

As a leading provider of fiber optic management and connectivity solutions, we cater to a diverse and expanding customer base of broadband providers and cable operators. They rely on our single-architecture, modular approach to cost effectively deploy and manage optical fiber.

Fiber is the key lever to transforming the consumer's overall internet, video, and telephone experience. In today's world, consumers and businesses alike are looking for faster and more reliable ways to enable a variety of high-bandwidth applications, including cloud computing, high-definition video, and video-conferencing.

Where Clearfield fits into this ecosystem reflects our patented products and solutions that address the particular physical challenges service providers face when looking to deploy, manage and scale a fiber network.

Our proven expertise in solving these challenges has enabled our products to be used in more than 500 out of the roughly 800 fiber-to-the-home (or FTTH) installations in North America, echoing the impact we have made in a relatively short period of eight years.

Fiscal Q1 2016 Financial Highlights (vs. Q1 2015)

- Revenue up 12% to $15.7 million
- Gross profit increased 16% to $6.7 million
- Gross margin increased 150 basis points to 42.6%
- Net income increased 29% to $1.4 million or $0.10 per diluted share
- Cash & investments increased 6% to $36.2 million
- Order backlog increased 37% to $3.4 million



Revenue
$14.0M
$12.4M
$18.2M
$15.8M
$15.7M
Q1-15 Q2-15 Q3-15 Q4-15 Q1-16
Gross Profit
$5.7M
$4.8M
$7.8M
$6.6M
$6.7M
Q1-15 Q2-15 Q3-15 Q4-15 Q1-16
Net Income
$1.1M
$0.3M
$2.0M
$1.4M
$1.4M
Q1-15 Q2-15 Q3-15 Q4-15 Q1-16

Our strong financial performance was evident in our Q1 results, which demonstrated another quarter of growth and profitability. Revenue, gross profit, and net income saw solid growth on a year-over-year basis, as we continued to penetrate the Incumbent Local Exchange Carrier (or ILEC) market, while making steady progress on the key initiatives we set out at the end of last year for fiscal 2016.

One such initiative has been the expansion of our dedicated sales force to manage and develop relationships with the Tier 1 service providers, so as they accelerate their fiber builds, we would be a partner of choice. As previously announced, we have hired a national sales director for the Verizon account—and given his long history with the Tier 1 service provider—we are gaining visibility in this opportunity.

Another key event in the first fiscal quarter included the hiring of a director of broadband sales, the expansion of our international sales force and the doubling of our Competitive Local Exchange Carrier (or CLEC) business, which is steadily growing over the long-term, despite short-term order volatility.

Now before I go further, I would like to turn the presentation over to our CFO Dan Herzog, who will walk us through the financial performance for the fiscal first quarter. Afterward, I'll return to provide a little more insight into our operational performance as well as our outlook ahead.


Financial Update
CLEARFIELD
NASDAQ:CLFD
Dan Herzog
Chief Financial Officer
6

Thank you, Cheri.

Now, taking a deeper look into our financial results…


Quarterly Financial Performance
CLEARFIELD
NASDAQ:CLFD
Revenue
$14.0M
$12.4M
$18.2M
$15.8M
$15.7M
+12% (Q1-16 vs. Q1-15)
Q1-15 Q2-15 Q3-15 Q4-15 Q1-16
-13% -6% +27% +10% +12%
Year-over-Year Growth Rate
Gross Profit
$5.7M
$4.8M
$7.8M
$6.6M
$6.7M
+16% (Q1-16 vs. Q1-15)
Q1-15 Q2-15 Q3-15 Q4-15 Q1-16
41.1% 38.4% 42.8% 41.7% 42.6%
Gross Margin
Net Income
$1.1M
$0.3M
$2.0M
$1.4M
$1.4M
+29% (Q1-16 vs. Q1-15)
Q1-15 Q2-15 Q3-15 Q4-15 Q1-16
7.6% 2.3% 10.7% 8.7% 8.8%
Net Margin
7

Our revenue in the first quarter of fiscal 2016 increased 12% over the same year-ago period to $15.7 million. The improvement was driven primarily by increased deployments by our ILEC customers, as well as new business through expanded sales channels. The ongoing builds of a CLEC customer also contributed to the increase in revenue.

Our sales outside the U.S. in fiscal Q1 were $746,000, or 5% of our total revenue. This compares to $1.3 million, or 10% of our total revenue in the same year-ago period. The 45% year-over-year decrease was primarily due to unfavorable foreign currency exchange rates temporarily delaying fiber deployment projects. We believe that international sales could be uneven looking ahead but will improve as budgets are adjusted at the service provider level.

Gross profit for the first quarter of 2016 increased 16% to $6.7 million, or 43% of total revenue. This compares to $5.7 million, or 41% of total revenue in the same year-ago period. The increases in gross profit and gross margin for the quarter were due to a higher percentage of sales associated with optical component technologies, which typically carry higher margins.

Our operating expenses for fiscal Q1 were $4.7 million, which was up 14% compared to $4.1 million in the same year-ago quarter. The increase was due to higher compensation expenses, mainly from additional personnel, wage increases, greater depreciation expense, and higher performance-based compensation accruals.

Our net income for the first fiscal quarter increased 29% to $1.4 million, or $0.10 per diluted share from $1.1 million, or $0.08 per diluted share in the same year-ago quarter. The increase was driven by higher revenue and operating margin.


Revenue by Customer Type
CLEARFIELD
NASDAQ:CLFD
Quarterly Revenue
$14.0M
$12.4M
$18.2M
$15.8M
$15.7M
$0.7
$0.8
$1.1
$2.2
$1.5
$13.3
$11.6
$17.1
$13.6
$14.2
Q1-15
Q2-15
Q3-15
Q4-15
Q1-16
Competitive Local Exchange Carriers (CLEC)
Incumbent Local Exchange Carriers (ILEC)
Annual Revenue
$37.5M
$53.4M
$58.0M
$60.3M
$62.0M
$1.3
$12.2
$12.3
$4.8
$5.6
$36.2
$41.2
$45.7
$55.5
$56.4
2012
2013
2014
2015
TTM
Competitive Local Exchange Carriers (CLEC)
Incumbent Local Exchange Carriers (ILEC)
8

Looking at our individual business markets for fiscal Q1 2016, our core ILEC business was up 7% year-over-year. This was largely due to market share gains, as well as our ability to sell more products to existing customers, including wireless operators, cable operators and Tier 3 telco broadband providers.

Our CLEC business was up 105% year-over-year in fiscal Q1 2016. We believe this customer group is gradually re-establishing its build-rate in the FTTH market, as it overcomes right-of-way and other permitting challenges.

Now, turning to our balance sheet…

Balance Sheet Supports Growth

$ in Millions	Dec. 31, 2015	Sept. 30, 2015
Cash & Investments	**$36.2**	**$34.3**
Total Assets	**$57.2**	**$57.6**
Stockholders' Equity	**$53.1**	**$51.3**
Total Debt	**$0**	**$0**
Total Capitalization	***$53.1***	***$51.3***
Current Ratio	**11.4x**	**8.1x**
Tangible Book Value	**$50.6**	**$48.7**
Tangible Book Value/Share	***$3.69***	***$3.55***

Cash & Investment Balances



$19.4M
$22.6M
$33.1M
$34.3M
$36.2M
2012
2013
2014
2015
FY Q1-16

During the quarter, our cash and investments increased 6% to $36.2 million from $34.3 million at the end of the prior quarter. Our current ratio also remained strong at 11.4, and our tangible net worth increased 11% year-over-year to $50.6 million.

In addition, our order backlog, which we define as purchase orders received but not yet fulfilled, decreased 5% sequentially, but was up 37% year-over-year to $3.4 million.

Finally, during the first quarter, we purchased 20,880 shares under our stock repurchase program, which was authorized in November 2014. As of December 31, 2015, we repurchased an aggregate of 92,969 shares for approximately $1.1 million under the program. We are authorized to repurchase an additional $6.9 million should the opportunity arise to benefit our shareholders.

Now with that, I would like to turn the presentation back over to Cheri for her insights into our operations for the quarter, as well as our outlook and strategic initiatives for the rest of fiscal 2016.

Cheri?

Operational Update & Outlook



Cheri Beranek

President & CEO

Thanks, Dan.

Traditionally, we've let our numbers speak for themselves—and this quarter is no different—but we believe it's important to also provide some context as to where we are today and where we plan to go.

Since Clearfield was founded, we have always prided ourselves on our field engineering expertise, innovative product solutions, and ability to understand our customers' unique fiber deployment needs. This combination has allowed us to carve out a profitable niche mainly in the Tier 3 ILEC space, where we see continued growth and increasing market share.


Growing Fiber-to-the-Home (FTTH) Addressable Market
CLEARFIELD
NASDAQ:CLFD
• 77% or 118 million homes in N. America not yet "passed" by fiber (i.e., not in the neighborhood)1
• Only 9% of U.S. homes are connected to fiber
• FTTH market at an inflection point: homes with fiber available to reach 63 million by 2019
• These factors create a growing addressable market for Clearfield, where it can generate $75 in revenue for each home "passed" and $75 for each home connected
• Other addressable markets: commercial, military, wireless, and other global markets are substantial and growing
N. American Homes with Fiber Access2
Passed but Not Connected
Connected
20M 22M 25M 28M 31M 35M 41M 47M 54M 63M
13 14 16 18 19 21 25 28 33 38
6 7 9 11 12 14 16 19 22 25
10 11 12 13 14 15 16F 17F 18F 19F
1) U.S., Canada, Mexico, Caribbean. Passed means generally that there is fiber in the neighborhood
2) RVA, Sept. 2015
11

As the addressable market for fiber-to-the-home expands in the years ahead, we believe our extensive field experience and unique modular, single-architecture platform enable us to compete for Tier 1 and Tier 2 business, while still protecting and expanding our dominant position in the growing Tier 3 market.

The effects of the Connect America Fund Phase II (or CAF II) are slowly starting to take shape throughout the industry. Earlier this month, I met with several FCC commissioners and the staffs of all the commissioners in Washington. In my personal discussions with regulators and experts in the communications industry, I shared case studies of other rural providers and how they are addressing the fiber-to-the-home opportunity and our product line. Certainly, the CAF II subsidies, which are part of the multi-billion dollar government program to fund high-speed connectivity for rural, underserved subscribers, has important implications for us. Perhaps most important, it provides the opportunity for Clearfield to capitalize on a major, industry-wide wave of fiber deployments, as service providers strive to remain technologically relevant.

While this is certainly an area we're watching closely—and taking significant strides to be at the forefront of—we try not to get too ahead of ourselves. Government indecision and bureaucracy can pose considerable challenges to the execution of this initiative as scheduled, beyond our level of control or influence.

Nevertheless, Clearfield is taking an active role in this major development, raising its status as a key contributor and thought leader in the fiber deployment world. We simply do not wait for the catalysts to happen, but carefully and strategically position ourselves to capitalize on the impending roll-out we anticipate seeing during the second half of our fiscal year, which is the buildout season for deploying fiber.

Competitive Advantages: *Why Clearfield Wins*

- ✓ **Unmatched Performance & Scalability**
  - Only provider with a single architecture throughout the entire network
  - Modular system allows customers to scale installations based on demand
- ✓ **Unrivaled ability to deliver**
  - 8-day average lead time vs. multiple weeks for competitors
  - 95% on-time delivery
- ✓ **Lowest total cost of ownership**
  - Clearfield solutions reduce total cost of ownership by nearly 50%

Total Cost of Ownership Comparison (Base Case)[1]

	Competitor Direct-Bury Cable	Clearfield FieldShield Pushable/Duct	Difference
Initial Installation	**$400**	**$429**	**+$29** *(+7%)*
Maintenance & Restoration (15 yrs.)	**$818**	**$222**	**-$596** *(-73%)*
Total Cost of Ownership	**$1,218**	**$651**	**-$567** *(-47%)*

Our Technology 'Game Changers'



xPak



Clearview Black



Hardened Pushable Connectors

1) RVA & Clearfield.

As I mentioned earlier, we took the necessary steps during Q1 to strengthen our sales team, particularly with the hiring of a national sales director for the Tier 1 space. It's important to remember, however, that predicting the capital spending plans of Tier 1 ILECs, in regard to their fiber deployments, is a difficult task. In addition, as we have previously presented, their sales cycles are significantly long, extending up to 12 to 18 months. This can make it challenging for us to forecast revenue growth in this business segment, even with our superior product solutions being able to reduce a service provider's total cost of ownership by nearly 50%.

As a result, we remain cautiously optimistic, believing in the strength of our competitive advantages while giving appropriate leeway for prolonged sales cycles and changing market dynamics.


Financial Outlook – Fiscal 2016 & 2017
CLEARFIELD
NASDAQ:CLFD
• Execution of key initiatives positions Clearfield for greater market share and higher revenue growth rate
• Investment in key IT infrastructure and enterprise resourcing planning systems
• Based on current outlook and pipeline:
• Revenue growth accelerating; with operating income growing alongside the pace of revenue growth
• Fiscal 2016: 10%+ revenue growth
• Fiscal 2017: 15%+ revenue growth
Revenue Growth Outlook
$58.0M
$60.3M (4%)
10%+
15%+
2014
2015
2016F
2017F
Please note: Outlook and forecast issued and effective only on January 28, 2016.
13

To that effect, we are judiciously increasing our capital expenditures to support investments in our IT infrastructure and enterprise resource planning systems. We are also making investments to obtain necessary industry certifications that allow us the 'right to hunt' in the Tier 1 space. Finally, we are continuing to strengthen our sales and marketing teams in both field and executive positions to broaden our customer outreach efforts.

This means we remain on pace to achieve at least 10% revenue growth in fiscal 2016 and our targeted 15% revenue growth in fiscal 2017. Such discipline enables us to be in a position of meeting our expected revenue guidance, while allowing for a significant addition to our top-line growth, should we gain Tier 1 success at an accelerated rate. We are taking proactive steps to build these relationships, laying the groundwork for such business to materialize in fiscal 2017 and beyond.

Contact Us

Company Contact:
Cheri Beranek
CEO & President
Clearfield, Inc.
IR@clfd.net

Investor Relations:
Matt Glover or Najim Mostamand
Liolios Group, Inc.
(949) 574-3860
CLFD@liolios.com


CLEARFIELD

Clearfield, Inc.
7050 Winnetka Ave. N, Minneapolis, MN 55428

In closing, we encourage you to review today's earnings release and filings, and we welcome any questions you may have about our financial performance, operations, products or industry. Please send your inquiries to CLFD@liolios.com. We will post the most relevant questions and answers in the "For Investors" section of our website.

This wraps up today's FieldReport. Thank you for your interest and support, and we look forward to speaking with you soon.